Exhibit 3.2

VAALCO ENERGY, INC.

SECOND AMENDED AND RESTATED BYLAWS

September 26, 2015

ARTICLE I

OFFICES

Section 1. The registered office of VAALCO Energy, Inc. (the “corporation”) shall be in the City of Wilmington, County of Newcastle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2. The annual meeting of the stockholders of the corporation, for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held at such time and date as shall be designated by the board of directors from time to time and stated in the notice of the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting, and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, (i) may be called by the chairman of the board of the corporation (the “chairman of the board”) or president of the corporation (the “president”), or (ii) shall be called by the chairman of the board, president or secretary of the corporation (the “secretary”) at the request of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and shall include a proper notice containing the information required by Article II, Section 12(A)(2).

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If such adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes of the State of Delaware, these bylaws or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period.

Section 11.

(A) Unless otherwise provided in the certificate of incorporation any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided herein.

(B) In order that the corporation may determine the stockholders entitled to take corporate action by written consent without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall first request that the board of directors fix a record date for such purpose, which request shall (i) be in proper form and (ii) be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation. Within (1) ten (10) days after the date on which such request is received by the secretary or (2) five (5) days after delivery of any information requested by the corporation to determine the validity of any such request or whether the action to which such request relates to an action that may be taken by written consent of stockholders in lieu of a meeting, the board of directors shall determine the validity of such request and whether such request relates to an action that may be taken by written consent of the stockholders in lieu of a meeting in accordance with this Section 11 and applicable law. If such request is valid, the board of directors may adopt a resolution fixing such record date. If (x) the request required by this Section 11(B) has been determined to be valid and to relate to an action that may be effected by written consent in accordance with this Section 11 and applicable law or (y) no such determination shall have been made by the date required by this Section 11(B), and in either event no record date has been fixed by the board of directors, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery in a manner permitted by applicable law. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to take corporate action by written consent without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(C) To be in proper form for purposes of Article II, Section 11(B), a request by a stockholder for the board of directors to fix a record date shall set forth the action proposed to be taken by written consent of stockholders in lieu of a meeting and must contain such information and representations, to the extent applicable, required by the certificate of incorporation, as applicable, and these bylaws as though such stockholder were intending to make a nomination or to bring a business proposal before a meeting of stockholders. Notwithstanding anything to the contrary contained in this Section 11, upon receipt of a request by a stockholder to set a record date in order to have stockholders authorize or take corporate action by written consent, the corporation may require the stockholder(s) submitting such request to furnish such other information as may be requested by the corporation to determine the validity of the request required by this Section 11 and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under this Section 11 and applicable law.

(D) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 11, the stockholder seeking such action shall further update and supplement the information previously provided to the corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 11 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(E) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required hereby to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery in a manner permitted by applicable law.

(F) A facsimile, electronic mail message, or other electronic transmission (each an “electronic transmission”) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes hereof if such electronic transmission sets forth or is delivered with information from which the corporation can determine: (a) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (b) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery in a manner permitted by applicable law. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the corporation or to the secretary to the extent and in the manner provided by resolution of the board of directors.

(G) In the event of the delivery to the corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or any related revocations, the secretary shall provide for the safekeeping of such consents and revocations. The secretary, or such other officer of the corporation as the board of directors may designate, shall, as promptly as practicable, conduct a ministerial review of the validity of the consents and/or any related revocations deemed necessary and appropriate; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the board of directors, the secretary, or such other officer of the corporation as the board of directors may designate, shall promptly designate two persons, who may be employees of the corporation, but who shall not be members of the board of directors or officers of the corporation, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the secretary, or such other officer of the corporation as the board of directors may designate, under this Section 11. If after such investigation, the secretary, such other officer of the corporation as the board of directors may designate or the inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders and the consents shall be filed in such records. In conducting the investigation required by this Section 11(G), the secretary, such other officer of the corporation as the board of directors may designate or the inspectors, as the case may be, may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(H) No action by written consent without a meeting shall be effective until such date as the secretary, such other officer of the corporation as designated by the board of directors or inspectors as appointed in accordance with Article II, Section 11(G), as applicable, completes their review, determines that the consents delivered to the corporation in accordance with this Section 11 represent not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and certifies such determination to the board of directors for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. If the board of directors determines that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this

Section 11 or relates to an action that may not be taken by written consent of stockholders in lieu of a meeting pursuant to this Section 11 or applicable law, then no record date in respect of a written consent shall be set and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

(H) Any stockholder giving a written consent, or the stockholder’s proxyholder, may revoke the consent in any manner permitted by applicable law.

(I) Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Section 11 shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the board of directors and (ii) the board of directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

Section 12.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) as specified by the corporation’s notice of meeting by or at the direction of the board of directors, (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided for in these bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these bylaws as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Article II, Section 12(A)(1)(c) of these bylaws, the stockholder must have given timely notice thereof in writing to the secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 12(A)(2) or Article II, Section 12(B)) to the secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner) (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the corporation, (D) any short interest of such stockholder or beneficial owner, if any, in any security of the corporation (for purposes of these bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or beneficial owner, if any, that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a representation (A) that the stockholder is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (B) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder; and (c) set forth or provide, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person (present and for the past five (5) years), (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such person, (iv) a completed and signed questionnaire, and written representation and agreement, each as required by Article II, Section 12(A)(4) of these bylaws, (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected) and (vi) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 12(A)(2) of these bylaws to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(4) To be eligible to be a nominee for election or reelection as a director of the corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these bylaws and applicable law) to the secretary at the principal executive offices of the corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request); and (ii) a written representation and agreement (in the form provided by the secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the corporation duly adopted by its board of directors.

(B) Special Meetings of Stockholders. Only such business (including nominations and elections of directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in these bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these bylaws. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 12(A)(2) of these bylaws with respect to any nomination shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Notwithstanding anything in these bylaws to the contrary, no business shall be brought or conducted at an annual or special meeting except in accordance with (i) the procedures set forth in these bylaws and (ii) applicable law. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting may, if the facts warrant, determine that certain business was (i) not properly brought before the meeting in accordance with the provisions of these bylaws or applicable law; and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(2) No nomination shall be considered properly brought before a meeting, and no person shall be eligible for nomination or election as a director of the corporation, unless the nomination is made in accordance with (i) the procedures set forth in these bylaws and (ii) applicable law. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in these bylaws and/or not in accordance with applicable law; and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting, and the defective nomination shall be disregarded. Nothing in this Section 12 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the certificate of incorporation.

(3) Notwithstanding the foregoing provisions of these bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12(A)(1)(c) or Section 12(B) of these bylaws.

(4) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(5) Notwithstanding the foregoing provisions of these bylaws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of these bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual or special meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.

(6) A stockholder providing notice of business or any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Section 13.

(A) Postponement. The board of directors may, at any time prior to the holding of a meeting of stockholders annual or special), and for any reason, cancel, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting.

(B) Adjournment. The chairman of the meeting may adjourn or recess any meeting of stockholders, annual or special, at any time and for any reason, whether or not a quorum is present, to reconvene at the same or some other place and notice need not be given of any such adjourned or recessed meeting if the time and place thereof are announced at the meeting at which the adjournment or recess is taken. At the adjourned or recessed meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment or recess is for more than thirty (30) days, a notice of the adjourned recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment or recess a new record date for stockholders entitled to vote is fixed for the adjourned or recessed meeting, the board of directors shall fix a new record date for notice of such adjourned or recessed meeting and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date for notice of such adjourned or recessed meeting.

Section 14.

(A) Appointment of Chairman of the Meeting. Meetings of stockholders shall be presided over by the chairman of the meeting of stockholders (the “chairman of the meeting”), who shall be the chairman of the board of directors or, in his or her absence, the chief executive officer or, in his or her absence, the president or, in his or her absence, a vice president or, in the absence of the foregoing persons, a person designated by the board of directors or, in the absence of such designation, a person chosen at the meeting. The secretary of the corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(B) Conduct of the Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of the meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) restrictions on the use of audio or video recording devices at the meeting and (f) limitations on the time allotted to questions or comments by participants. The chairman of the meeting at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. Except as otherwise fixed pursuant to the provisions of Article Four of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors; provided that such number shall not be less than three nor more than fifteen.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Subject to the rights of any class or series of stock having preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the corporation in a manner of substantial importance to the corporation and such adjudication is no longer subject to direct appeal; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of the corporation, and such adjudication is no longer subject to direct appeal. Any action for removal must be brought within three months of the date on which such conviction or adjudication is no longer subject to direct appeal.

Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. A meeting of the board of directors shall be held at the place of, and immediately following, the annual meeting of stockholders and no notice of such meeting shall be necessary to any newly elected directors to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Special meetings of the board may be called by the chairman of the board or vice chairman of the board (the “vice chairman”) on 48 hours’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to these bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or qualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all property and assets of the corporation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 13. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14. The board of director’s may appoint such advisory directors as it may deem appropriate, each of whom will hold office until the next annual meeting of the directors following their election. The advisory directors shall have the right to attend meetings of the board of directors and to advise the board concerning the affairs of the corporation, but shall not have the right to vote.

Section 15. Each director shall hold all Confidential Information in the strictest confidence and shall take all appropriate measures to ensure that no other person shall have access to the Confidential Information. No director shall disclose any confidential information to any person outside the corporation, either during or after his or her service as a director, except with authorization of the board of directors or as may be required by law. For the avoidance of doubt, the foregoing shall also apply to any director who serves on the board of directors as the designee or past nominee of a stockholder of the corporation, and such director shall not disclose any Confidential Information to such stockholder or any of its officers, directors, managers, members, partners employees, attorneys, accountants, advisors, agents, consultants or other representatives. “Confidential Information” shall mean all non-public information (whether or not material to the corporation) entrusted to or obtained by a director by reason of his or her position as a director of the corporation.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes of the State of Delaware or of the certificate of incorporation or of these bylaws, or otherwise, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The board of directors shall annually elect one of its own members as the chairman of the board of directors. The chairman of the board may also be the chief executive officer or any other officer of the corporation. The chairman of the board shall preside at the meetings of the board of directors and may call meetings of the board of directors and of any committee thereof, whenever the chairman of the board deems it necessary, and, if present, the chairman of the board shall call to order and preside at all meetings of the stockholders of the corporation. In addition, the chairman of the board shall have such other powers and duties as the board of directors shall designate from time to time.

Section 2. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a vice chairman and chief operating officer, president, one or more vice presidents (an one or more of whom may be designated executive vice president or senior vice president), a chief financial officer and a secretary. Any number of offices may be held by the same person. Such officers shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

Section 3. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or pursuant to its direction.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6. Any officer may resign at any time by giving written notice to the board of directors or to the vice chairman and chief operating officer, president or secretary. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. The board of directors may, by resolution adopted by an affirmative majority of the board of directors, designate the chairman of the board as the executive chairman and an officer of the corporation. The executive chairman (if any) shall, in addition to his duties as chairman of the board, have and perform such other powers and duties as may be prescribed by the board of directors or these bylaws and serve at the pleasure of the board of directors. During the time of any vacancy in the office of the chief executive officer or in the event of the absence or disability of the chief executive officer, the executive chairman (if any) shall have the duties and powers of the chief executive officer unless otherwise determined by the board of directors.

Section 8. The chief executive officer shall have the general powers and duties of supervision, management and direction over the business and policies of the corporation and such other powers and duties that may be assigned to him from time to time by the board of directors. The chief executive officer shall have power to sign all certificates of stock, bonds, deeds and contracts of the corporation.

Section 9. The vice chairman and chief operating officer shall perform the duties of the chairman of the board or chief executive officer in either of their absences or during any disability or refusal to act, shall be the chief operating officer of the corporation, shall preside at all meetings of the stockholders, shall have general powers and duties of supervision and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall have and perform such other duties and powers as may from time to time be assigned to him by the board of directors.

Section 10. The president shall perform the duties of vice chairman and chief operating officer in the event of his absence, disability or refusal to act and shall perform such other duties as may be assigned to him by the board of directors.

Section 11. In the absence of the president or in the event of his inability or refusal to act, any vice president may perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 12. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, chief executive officer or chief operating officer. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 13. Any assistant secretary may, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 14. The chief financial officer shall have the broadest possible powers with respect to the borrowing, investing and disbursing of corporate funds, the retention of accountants and auditors, and the giving of security for corporate debt; he shall have the custody of and responsibility for the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as he may prudently select; and, in general, shall perform all of the financial, insurance, data processing and other related work of the corporation. He shall disburse the funds of the corporation as may be ordered by the board of directors, or the chief operating officer, taking proper vouchers for such disbursements, and shall render to the chief operating officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. He may on behalf of the corporation sign notes, bonds, credit agreements, mortgages, security agreements, assignments and other security devices and may in general exercise broad powers over the property of the corporation in connection with any borrowing. If required by the board of directors, he shall give the corporation a bond in such sum and with such sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 15. Any assistant treasurer may, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or a vice president, and the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 2. Any of or all the signatures on any stock certificate issued by the corporation may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any changes, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6. The corporation shall be entitled to treat the registered owner of any share or shares of stock as the absolute owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

Section 1. The corporation shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the corporation or of any entity a majority of the voting stock of which is owned by the corporation, or is or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. The corporation shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the corporation or of any entity a majority of the voting stock of which is owned by the corporation, or is or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3. To the extent that any person who is or was a director, advisory director, officer, employee or agent of the corporation or of any entity a majority of the voting stock of which is owned by the corporation, or who is or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under Sections 1 and 2 of this Article VII shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the applicable standard of conduct set forth therein has been met. Such determination shall be made (a) by the board of directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation.

Section 4. Expenses, including attorneys’ fees, incurred by a director, advisory director, officer, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, advisory director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation pursuant to this Article VII.

Section 5. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled to from the corporation or any other entity under any statute, other bylaw, agreement, provision of the corporation’s certificate of incorporation, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, advisory director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. However, any amount actually received as the proceeds of any such other indemnification shall be deducted from the amount, if any, which he may be entitled to receive pursuant to this Article VII.

Section 6. By action of its board of directors, notwithstanding any interest of the directors in the action, to the full extent permitted by the General Corporation Law of the State of Delaware, the corporation may purchase and maintain insurance, in such amounts and against such risks as the board of directors deems appropriate, on behalf of any person who is or was a director, advisory director, officer, employee or agent of the corporation, or of any entity a majority of the voting stock of which is owned by the corporation, or who is or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VII, or of the corporation’s certificate of incorporation or of the General Corporation Law of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. All checks, notes and contracts of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.

ARTICLE IX

AMENDMENTS

Section 1. The board of directors shall have power to make, alter, amend and repeal the bylaws (except so far as the bylaws adopted by the stockholders shall otherwise provide). Any bylaws made by the board of directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in the certificate of incorporation to the contrary, the bylaws shall not be altered, amended or repealed by action of the stockholders and no provision inconsistent therewith shall be adopted by the stockholders without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XI

SEVERABILITY

Section 1. Whenever possible, each provision or portion of any provision of these bylaws will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of these bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

ARTICLE XII

FORUM FOR ADJUDICATION OF DISPUTES

Section 1. To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, stockholder or other agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the General Corporation Law of

Delaware or any provision of the certificate of incorporation or these bylaws or as to which the General Corporation Law of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XII.